UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2017, Helios and Matheson Analytics Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc., on behalf of itself and as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters in a best-efforts underwritten public offering (the “Offering”) of up to approximately $60 million in gross proceeds of securities of the Company including (A) 8,261,539 Series A units (the “Series A Units”), with each Series A Unit consisting of (i) one share (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) one Series A warrant to purchase one share of Common Stock (the “Series A Warrants”); and for those purchasers whose purchase of Series A Units would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock following the consummation of the Offering, (B) 969,230 Series B units (the “Series B Units”, and together with the “Series A Units”, the “Units”), consisting of (i) one pre-funded Series B warrant to purchase one share of Common Stock (the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”) and (ii) one Series A Warrant. The Shares, Series A Warrants and Series B Warrants are immediately separable. The Units were sold at a price to the public equal to $6.50 per Unit.

Each Series A Warrant will be initially exercisable on the first trading day following the one year anniversary of the date of issuance (the “Initial Exercisability Date”) and will expire five years from the date such Series A Warrant is first exercisable. Each Series B Warrant will be exercisable at any time on or after the issuance date until the five-year anniversary of the issuance date. Each Series A Warrant will be exercisable at a price of $7.25 per share of Common Stock, subject to adjustment. Each Series B Warrant will have an aggregate exercise price of $6.50 per share of Common Stock, all of which will be pre-funded except for a nominal exercise price of $0.001 per share of Common Stock, subject to adjustment. The Warrants will not be listed on The Nasdaq Capital Market or any other securities exchange.

The Company expects to issue and deliver the securities sold in the Offering to the Underwriters against payment therefore on or about December 15, 2017, subject to the satisfaction of customary closing conditions. The Company expects to receive approximately $55,490,000 in net proceeds from the sale of the Units, after deducting underwriting discounts and commissions equal to $3.54 million and estimated offering expenses of approximately $250,000 assuming no exercise of the Warrants. In addition, Palladium Capital Advisors, LLC acted as financial advisor in connection with the Offering and will receive a financial advisory fee equal to $720,000. The Company intends to use the net proceeds of the Offering to increase the Company’s ownership stake in MoviePass Inc., its majority-owned subsidiary (“MoviePass”), or to support the MoviePass operations; to satisfy a portion or all of the amounts payable in connection with the convertible notes issued on August 16, 2017 and November 7, 2017, to the extent that they remain outstanding; and for general corporate purposes and transaction expenses.

The exercise price of and number of shares of Common Stock underlying the Warrants are subject to adjustment upon the issuance by the Company of stock dividends, stock splits, and other corporate events. In addition, the Series A Warrants are subject to adjustment of the applicable exercise price then in effect, if, as of the Initial Exercisability Date, the quotient determined by dividing (x) the sum of the VWAP (as defined in the Series A Warrants) of the Common Stock for each trading day during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the Initial Exercisability Date, divided by (y) ten (10) (all such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period) (the “Adjustment Price”), is less than the applicable exercise price. If the Adjustment Price is less than the applicable exercise price as of the Initial Exercisability Date, then the exercise price shall be automatically adjusted to be equal to the Adjustment Price.

Holders of the Warrants shall be entitled to any purchase rights granted to Common Stock holders and the Company shall not enter into any fundamental transaction unless the successor entity assumes the obligations of the Company under the Warrants. Notwithstanding, in the event of a fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of Common Stock, the Company or any successor entity will pay, at the holder’s option, an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model and the terms of the Warrants. The terms of the Warrants prohibit a holder from exercising its Warrants if doing so would result in such holder (together with its affiliates and other persons acting as a group) beneficially owning more than 4.99%, or if elected by the holder, 9.99%, of the outstanding shares of Common Stock after giving effect to such exercise.

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If, a registration statement relating to the issuance of the shares underlying the Warrants is not effective or available, the Warrants may be exercised on a cashless basis. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of a fractional share, the Company will round up to the next whole share.

The Offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-212550), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 30, 2016 and the related registration statement (File No. 333-222015) filed on December 13, 2017 in accordance with Rule 462(b) of the Securities Act of 1933, as amended. A preliminary prospectus supplement and the accompanying prospectus relating to the Offering was filed with the SEC on December 12, 2017, and a final prospectus supplement and the accompanying prospectus relating the Offering will be filed with the SEC on or about December 13, 2017.

The Underwriting Agreement is included as an exhibit to this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The Underwriting Agreement, form of Series A Warrant and form of Series B Warrant are filed herewith as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Underwriting Agreement, the Series A Warrants and the Series B Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The legal opinion, including the related consent, of Mitchell Silberberg & Knupp LLP is filed as Exhibit 5.1 and 23.1 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 8.01	Other Events.

On December 12, 2017, the Company issued a press release announcing the commencement of the Offering. On December 13, 2017, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 13, 2017, between the Company and Canaccord Genuity Inc., on behalf of itself and as representative of the underwriters named therein.
4.1	Form of Series A Warrant.
4.2	Form of Series B Warrant.
5.1	Opinion of Mitchell Silberberg & Knupp LLP.
23.1	Consent of Mitchell Silberberg & Knupp LLP (included as part of Exhibit 5.01).
99.1	Press Release, dated December 12, 2017.
99.2	Press Release, dated December 13, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Title:	Theodore Farnsworth Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 13, 2017, between the Company and Canaccord Genuity Inc., on behalf of itself and as representative of the underwriters named therein.
4.1	Form of Series A Warrant.
4.2	Form of Series B Warrant.
5.1	Opinion of Mitchell Silberberg & Knupp LLP.
23.1	Consent of Mitchell Silberberg & Knupp LLP (included as part of Exhibit 5.01).
99.1	Press Release, dated December 12, 2017.
99.2	Press Release, dated December 13, 2017.

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